EXHIBIT 99.1

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)


                          CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEARS ENDED DECEMBER 31, 1997
                                AND DECEMBER 31, 1996
                         WITH REPORT OF INDEPENDENT AUDITORS



                      CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                          EIGHT MONTHS ENDED AUGUST 31, 1998
                                     (UNAUDITED)

                                        INDEX


Report of Independent Auditors...............................................ii


Balance Sheets................................................................1


Statements of Operations......................................................2


Statements of Shareholder's Equity............................................3


Statements of Cash Flows......................................................4


Notes to Financial Statements...............................................6-15

                            Report of Independent Auditors


Board of Directors
Auto Lenders Acceptance Corporation

We have audited the accompanying consolidated balance sheets of Auto Lenders Acceptance Corporation and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Auto Lenders Acceptance Corporation and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



Atlanta, Georgia
                                                       /s/ ERNST & YOUNG LLP
February 18, 1998                                           Ernst & Young LLP

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                             CONSOLIDATED BALANCE SHEETS

                                                  DECEMBER 31,
                                         -----------------------------        AUGUST 31,
                                               1997             1996             1998
                                         -------------    -------------    -------------
ASSETS:                                                                     (UNAUDITED)
   Cash ..............................   $   2,022,266    $      39,525    $   3,995,351

      Restricted cash ................         570,010             --          2,556,833

   Automobile receivables held for
            securitization ...........      64,000,000             --               --
   Automobile receivables, net .......      45,764,942       31,418,292       59,559,473
   Subordinated interest in trust
    certificates .....................       3,918,262             --         11,873,285
      Interest-only strip ............       2,336,355             --          4,909,317
   Servicing asset ...................         497,458             --            822,509
   Property and equipment, net .......       3,058,936        1,271,418        2,212,569
   Income taxes receivable from Parent       2,731,142        1,898,619        9,873,289
   Deferred income taxes .............       3,508,040          779,938             --

      Prepaid expenses ...............         199,915             --             75,369

      Loan Service Fee Receivable ....         164,589             --            272,095

   Other .............................          30,047           35,063           96,869
                                         -------------    -------------    -------------
      TOTAL ASSETS ...................   $ 128,801,962    $  35,442,855    $  96,246,959
                                         =============    =============    =============

LIABILITIES:

   Accounts payable and accrued
    liabilities ......................   $   2,836,206    $     841,710    $   4,133,477
   Due to affiliate ..................         283,877          485,242          219,710
   Borrowings from Parent ............      61,500,000             --         54,500,000
   Warehouse line of credit ..........      20,000,000             --               --
                                         -------------    -------------    -------------
      TOTAL LIABILITIES ..............   $  84,620,083    $   1,326,952    $  58,853,187
                                         -------------    -------------    -------------

SHAREHOLDER'S EQUITY:
   Common stock $.01 par value; 30,000
    shares authorized, 100 issued and
    outstanding ......................   $           1    $           1    $           1
   Additional paid-in capital ........      60,000,000       39,738,631       60,000,000
   Retained earnings (deficit) .......     (15,818,122)      (5,622,729)     (22,606,229)
                                         -------------    -------------    -------------
      TOTAL SHAREHOLDER'S EQUITY .....   $  44,181,879    $  34,115,903    $  37,393,772
                                         -------------    -------------    -------------
TOTAL LIABILITIES AND SHAREHOLDER'S
EQUITY ...............................   $ 128,801,962    $  35,442,855    $  96,246,959
                                         =============    =============    =============

   The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       FOR THE EIGHT MONTHS ENDED
                                                                                               AUGUST 31,
                                         YEAR ENDED            YEAR ENDED         ---------------------------------
                                         DECEMBER 31,         DECEMBER 31,          (UNAUDITED)         (UNAUDITED)
                                             1997                1996                  1998                 1997
                                        ------------         ------------         ---------------------------------
Interest Income
   Interest income ..................   $ 17,837,548         $  2,512,048         $ 11,640,096         $ 11,188,906
   Interest expense .................     (1,726,952)                --             (2,429,442)            (725,174)
                                        ------------         ------------         ------------         ------------

Net interest income
 before provision for credit losses..     16,110,596            2,512,048            9,210,654           10,463,732
                                        ------------         ------------         ------------         ------------

Provision for credit losses .........    (21,062,805)          (2,236,405)         (11,020,472)         (11,747,006)
                                        ------------         ------------         ------------         ------------

   Net interest income
     (expense) ......................     (4,952,209)             275,643           (1,809,818)          (1,283,274)
                                        ------------         ------------         ------------         ------------

Other Income
   Gain on automobile
     receivables securitized.........      5,280,066                 --              3,550,342                 --

   Servicing and ancillary
     fees ...........................        585,096               12,369            1,755,181              117,523
                                        ------------         ------------         ------------         ------------
      Total other income ............      5,865,162               12,369            5,305,523              117,523
                                        ------------         ------------         ------------         ------------

Other Expenses
   Salaries and benefits ............      8,175,572            4,049,648            4,982,276            5,084,933
   Other operating expenses .........      6,213,648            1,860,856            6,810,926            4,191,149
   Technology costs .................        762,987              896,170               68,893              749,518
   Occupancy ........................      1,069,813              633,700              789,295              738,407
   Bank marketing fees ..............      2,220,235              535,375              327,319            1,527,475
   Intercompany management fee ......      1,582,193              101,486            1,639,361              904,682
   Deferral of loan
     acquisition costs ..............     (3,469,536)            (659,000)            (712,271)          (2,193,690)
                                        ------------         ------------         ------------         ------------
      Total other expenses ..........     16,554,912            7,418,235           13,905,799           11,002,474
                                        ------------         ------------         ------------         ------------

Loss before income taxes ............    (15,641,959)          (7,130,223)         (10,410,094)         (12,168,225)
Income tax benefit ..................     (5,446,566)          (2,496,250)          (3,621,987)          (4,248,838)
                                        ------------         ------------         ------------         ------------

   Net Loss .........................   $(10,195,393)        $ (4,633,973)        $ (6,788,107)        $ (7,919,387)
                                        ============         ============         ============         ============
      Basic and fully diluted
        loss earnings per share .....  $   (101,954)        $    (46,340)        $    (67,881)        $    (79,194)
                                        ============         ============         ============         ============

   The accompanying notes are an integral part of these financial statements.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                       COMMON STOCK
                                  --------------------
                                  NUMBER                              ADDITIONAL           RETAINED
                                    OF                                 PAID IN             EARNINGS\
                                  SHARES              AMOUNT           CAPITAL             (DEFICIT)              TOTAL
                               ------------       ------------       ------------        ------------        ------------
December 31, 1995 ............          100       $          1       $  1,738,631            (988,756)       $    749,876

Cash contribution by
   Parent ....................         --                 --           38,000,000                --            38,000,000

Net Loss .....................         --                 --                 --            (4,633,973)         (4,633,973)
                               ------------       ------------       ------------        ------------        ------------

December 31, 1996 ............          100       $          1       $ 39,738,631        $ (5,622,729)       $ 34,115,903
                               ------------       ------------       ------------        ------------        ------------

Cash contribution by
   Parent ....................         --                 --           40,261,369                --            40,261,369

Return of capital to
   Parent ....................         --                 --          (20,000,000)               --           (20,000,000)

Net Loss .....................         --                 --                 --           (10,195,393)        (10,195,393)
                               ------------       ------------       ------------        ------------        ------------


December 31, 1997 ............          100       $          1       $ 60,000,000        $(15,818,122)       $ 44,181,879
                               ============       ============       ============        ============        ============


Net Loss (unaudited) .........         --                 --                 --            (6,788,107)         (6,788,107)
                               ------------       ------------       ------------        ------------        ------------

August 31, 1998
   (unaudited) ...............          100       $          1       $ 60,000,000        $(22,606,229)       $ 37,393,772
                               ============       ============       ============        ============        ============


   The accompanying notes are an integral part of these financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             FOR THE EIGHT MONTHS ENDED
                                                                                                      AUGUST 31,
                                                      YEAR ENDED           YEAR ENDED     ------------------------------
                                                     DECEMBER 31,          DECEMBER 31,      (UNAUDITED)      (UNAUDITED)
                                                         1997                 1996              1998             1997
                                                    -------------        -------------    ------------------------------
Cash flows from operating activities:
Net Loss ........................................   $ (10,195,393)       $  (4,633,973)   $  (6,788,107)      (7,919,387)
Adjustments to reconcile net
  loss to net cash provided by (used in)
  operating activities:
    Provision for credit losses .................      21,062,805            2,236,405       11,020,472       11,747,006
    Losses charged to allowance,
      net of recoveries .........................      (7,223,804)            (200,760)            --         (2,505,379)
  Amortization of servicing asset ...............         132,584                 --            779,392             --
  Depreciation and amortization .................       1,078,311              354,726          980,817          524,755
  Deferred income tax benefit ...................      (2,728,102)            (596,462)      (3,683,895)      (4,309,297)
  Changes in operating assets and liabilities:
     Net increase in income
       taxes receivable .........................        (832,523)          (1,552,277)            --               --
     Net increase in accounts payable and
       accrued liabilities ......................       1,994,496              437,641        1,297,276        2,784,113
     Net increase (decrease) in discounts
       withheld from Dealers ....................       3,064,029              907,837         (589,615)       2,698,434
     Net increase in accrued interest
       receivable ...............................      (1,014,175)            (377,139)         (59,538)        (941,313)
     Net increase in automobile receivables
       acquisition costs ........................      (1,463,614)            (601,643)        (349,158)      (1,628,468)
     Net increase (decrease) in premiums paid
       to dealers ...............................        (609,755)            (105,717)         385,099         (485,051)
     Net increase (decrease) in due to
       affiliate ................................        (201,365)              73,729          (64,167)        (349,321)
     Other ......................................        (794,800)              47,902       (1,986,823)            --
                                                    -------------        -------------    -------------    -------------
     Net cash provided by (used in) operating
       activities ...............................       2,268,694           (4,009,731)         941,753         (383,908)
                                                    -------------        -------------    -------------    -------------

Cash flows from investing activities:
  Automobile receivables
     originated .................................    (172,557,707)         (35,782,472)     (34,532,562)    (109,313,366)
  Collection of principal on
     auto receivables ...........................      29,094,635            2,612,343       15,076,158       16,451,045
  Capital expenditures ..........................      (3,000,526)          (1,145,362)        (134,449)      (2,315,911)
                                                    -------------        -------------    -------------    -------------
      Net cash used in investing
       activities ...............................    (146,463,598)         (34,315,491)     (19,590,853)     (95,178,232)
                                                    -------------        -------------    -------------    -------------

Cash flows from financing activities:
  Proceeds from loan securitization .............      44,416,276                 --         47,622,185             --
  Advances on note payable to affiliate .........      95,500,000                 --         24,500,000       69,135,212
  Repayments on note payable to affiliate .......     (34,000,000)                --        (31,500,000)     (12,547,123)
  Advances on warehouse line of credit ..........      38,000,000                 --         23,500,000       26,069,104
  Repayments on warehouse line of credit ........     (18,000,000)                --        (43,500,000)     (26,069,104)
  Capital contributions from Parent .............      40,261,369           38,000,000             --         40,261,369
  Capital returned to Parent ....................     (20,000,000)                --               --               --
                                                    -------------        -------------    -------------    -------------
      Net cash provided by financing activities..     146,177,645           38,000,000       20,622,185       96,849,458
                                                    -------------        -------------    -------------    -------------
Net increase(decrease) in cash
  and cash equivalents ..........................       1,982,741             (325,222)       1,973,085        1,287,318
Cash and cash equivalents,
  beginning of period ...........................          39,525              364,747        2,022,266           39,525
                                                    -------------        -------------    -------------    -------------
Cash and cash equivalents, end
  of period .....................................   $   2,022,266        $      39,525    $   3,995,351    $   1,326,843
                                                    =============        =============    =============    =============

    The accompanying notes are an integral part of these financial statements

                        CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                             FOR THE EIGHT MONTHS ENDED
                                                                                                      AUGUST 31,
                                                     YEAR ENDED           YEAR ENDED     ------------------------------
                                                    DECEMBER 31,          DECEMBER 31,      (UNAUDITED)      (UNAUDITED)
                                                       1997                 1996              1998             1997
                                                   -------------        -------------    ------------------------------
Supplemental disclosures
   Cash paid during the year
for:
    Interest expense .......................       $  1,679,964       $      --      $     2,429,442      $   684,375
Non-cash operating and
  investing Activities:
  Automobile receivables
    transferred to automobile
    receivables held for
    securitization .........................       $121,001,040       $      --              --                 --

   The accompanying notes are an integral part of these financial statements.

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1997 AND AUGUST 31, 1998 (UNAUDITED)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BUSINESS

      Auto Lenders Acceptance Corporation (the Company) was incorporated May 24, 1995 in the State of Delaware. The Company is a wholly owned subsidiary of Fortis, Inc. ("Parent"). The principal business activity of the Company is purchasing and servicing retail automobile sales contracts. The company serves as a financing source to buyers of new and used automobiles at automobile dealerships. These buyers typically have limited or substandard credit records. The Company markets its program through financial institutions who have pre-existing relationships with automobile dealers. The Parent is a financial services company that, through its operating companies and affiliates, provides specialty insurance and investment products to businesses, associations, financial service organizations and individuals in the United States. The Parent is part of Fortis, a worldwide group of companies active in the fields of insurance, banking, and investments, with assets in excess of $160 billion. Fortis is jointly owned by Fortis AMEV of The Netherlands and Fortis AG of Belgium.

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of Auto Lenders Acceptance Corporation and its wholly owned subsidiaries ALAC Receivables Corp. and ALAC, LLC which are limited purpose corporations formed to accommodate the structure under which the Company securitizes its retail automobile sales contracts. All significant intercompany balances and transactions have been eliminated in consolidation.

      INCOME RECOGNITION

      Interest income from automobile receivables is recognized on the accrual basis using the interest method. Accrual of interest income on automobile receivables is suspended and any accrued and unpaid interest is reversed when a loan is contractually delinquent for sixty days or more. The accrual of interest is resumed when the loan becomes contractually current, and any past-due interest income is recognized at that time.

      ASSET SECURITIZATION

      The Company securitizes a substantial portion of its automobile receivables through ALAC Automobile Receivables Trust (the "Trust). Automobile receivables are transferred to the Trust, which issues notes and certificates representing undivided ownership interest in the Trust. The Company retains an interest in the Trust ("Subordinated Interest in Trust Certificates" on the balance sheet) in an amount equal to the amount of the retained certificates of each series held by the Company. Although the Company continues to service the underlying automobile receivables and maintains the customer relationships, these transactions are treated as sales and the securitized

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1997 AND AUGUST 31, 1998 (UNAUDITED)

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      automobile receivables are not reflected on the balance sheet. The Company has receivables from and payables to the Trust as a result of securitizations, including amounts deposited in accounts held by the trustee for the benefit of the Trust's noteholders. Such amounts are included in Restricted Cash.

      The Company adopted the requirements of Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," effective for all such transactions. The Company records gains on the securitization of automobile receivables based on the estimated fair value of assets obtained and liabilities incurred in the sale. Gains represent the present value of estimated cash flows the Company has retained over the estimated outstanding period of the receivables. Certain estimates inherent in the determination of the fair value of the retained interest are influenced by factors outside the Company's control, and as a result, such estimates could materially change in the near term.

      Subordinated interest in trust certificates represents interests in the securitized receivables which are subordinated to the noteholders interests. These certificates represent a credit enhancement in order for the securitization to achieve a specific rating from the credit rating agencies. The investment is valued at the present value of estimated future cash flows.

      Interest-only strips result from the sale of automobile receivables through securitization whereby the Company retains an interest in the excess interest cash flows. Interest-only strips are computed as the differential between the weighted average interest rate earned on the automobile receivables securitized and the rate paid to the purchasers of the automobile receivables, adjusted for any contractual servicing fees to be paid to the Company. The resulting differential represents an asset in the period in which the automobile receivables are securitized equal to the present value of estimated future excess interest cash flows adjusted for anticipated prepayments and losses. The estimated future cash flows have been discounted using discount rates that the Company would expect market participants to use for similar instruments.

      The Company has classified interest-only strips as available for sale in accordance with Statement No. 125, and accordingly, any difference between fair value and the carrying amount are recorded in stockholder's equity, net of the related tax effects.

      The Company retains the rights to service all automobile receivables it securitizes. Servicing assets, which can be capitalized upon securitization, represent the present value of the estimated future earnings to be received from servicing securitized automobile receivables. These earnings are calculated by estimating future servicing revenues, including contractually specified servicing fees, late charges and other ancillary income and netting them against the actual cost to service automobile receivables. The fair value of servicing assets at December 31, 1997 approximates the carrying amount.

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1997 AND AUGUST 31, 1998 (UNAUDITED)

1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      CREDIT LOSSES

      Provisions for credit losses are charged to income in amounts sufficient to maintain the allowance for credit losses at a level considered adequate to cover inherent losses of principal and interest in the existing portfolio. A receivable is charged off when the earliest of these events occurs:

            o management determines the automobile receivable is uncollectable and repossession of the collateral is doubtful;

            o collateral has been repossessed and sold, with sale proceeds applied to reduce the outstanding principal balance;

            o a receivable becomes contractually delinquent for 120 days or more.

      The Company utilizes static pool analyses and other analytical tools to evaluate the adequacy of the allowance for credit losses.

      USE OF ESTIMATES

      The financial statements are prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Material estimates that are susceptible to significant change in the near term relate primarily to the determination of the allowance for credit losses and the evaluation of potential impairment in the retained interest in securitizations.

      LOAN ORIGINATION FEES AND COSTS

      Fees received and direct costs incurred for the acquisition of automobile receivables are deferred and amortized to interest income over the contractual lives of the automobile receivables using the interest method. Unamortized amounts are recognized in income at the time that automobile receivables are sold or paid in full.

      PROPERTY AND EQUIPMENT

      Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using straight-line methods over the estimated useful lives of the assets.

      INCOME TAXES

      The results of the Company's operations are included in the consolidated income tax return of the Parent. The total provision or benefit for income taxes is made in these financial statements as if the Company was filing a separate tax return. The Company makes payments to or receives

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1997 AND AUGUST 31, 1998 (UNAUDITED)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      refunds from the parent for the entire current portion of the provision or benefit amount annually under a tax-sharing agreement.

      The Company recognizes deferred tax assets and liabilities based upon the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period in which the enactment is effective. Deferred taxes result primarily from differences in book and tax basis of securitized assets and the allowance for credit losses.

      RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS 130, which establishes new rules for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The new rules require that all items that are recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The rules require companies to (a) display items of other comprehensive income either below the total for net income, in a separate statement of comprehensive income, or in a statement of changes in equity, the alternative we believe many companies will follow, and (b) disclose the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. Statement 130 does not specify a format for the financial statement that portrays the components of comprehensive income but requires that a company display an amount representing total comprehensive income for the periods reported in that financial statement. Application of Statement 130 will not impact amounts previously reported for net income or affect the comparability of previously issued financial statements.

      RECLASSIFICATIONS

      Prior year amounts have been reclassified to conform to current year presentation.

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1997 AND AUGUST 31, 1998 (UNAUDITED)

2.    AUTOMOBILE RECEIVABLES AND ALLOWANCE FOR CREDIT LOSSES

      Automobile receivables are summarized as follows:
                                                           December 31
                                                       1997              1996
                                                 -------------    -------------
Principal  balance of automobile receivables .    $119,745,406   $  33,283,374
Unamortized:
    Dealer discount ..........................      (3,975,645)        (911,616)
    Dealer premium ...........................         715,472          105,717
    Acquisition costs ........................       2,066,419          602,805

Accrued interest .............................       1,393,498          379,323
                                                 -------------    -------------
    Automobile receivables before
      allowance for credit losses ............     119,945,150       33,459,603
Allowance for credit losses ..................     (10,180,208)      (2,041,311)
                                                 -------------    -------------
    Automobile receivables ...................   $ 109,764,942    $  31,418,292
Automobile receivables held for
securitization ...............................     (64,000,000)            --
                                                 =============    =============
    Automobile receivables, net ..............   $  45,764,942    $  31,418,292
                                                 =============    =============


      On December 31, 1997, contractual maturities of finance receivables were as follows:

                                  1998              1999              2000               2001              2002            TOTAL
                              ------------      ------------      ------------      ------------      ------------      ------------
Interest ...............      $ 22,713,081      $ 18,067,643      $ 13,142,636      $  7,309,785      $  1,737,424      $ 62,970,569

Principal
Balance
of
Finance
Receivables ............        21,141,506        22,392,569        26,726,304        29,269,910        20,215,117       119,745,406
                              ------------      ------------      ------------      ------------      ------------      ------------
    Total ..............      $ 43,854,587      $ 40,460,212      $ 39,868,940      $ 36,579,695      $ 21,952,541      $182,715,975
                              ============      ============      ============      ============      ============      ============

      It is the Company's estimate, based upon industry standards, that a substantial portion of the consumer loan portfolio generally is repaid before contractual maturity dates. The above tabulation, therefore, is not to be regarded as a forecast of future cash flows.

      The estimated fair value of automobile receivables has been calculated based on discounted cash flow analyses, using interest rates being currently offered on automobile receivables with similar terms. The estimated fair value of automobile receivables as of December 31, 1997 and 1996 approximated $121,843,000 and $38,045,000 respectively.

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1997 AND AUGUST 31, 1998 (UNAUDITED)

2.     AUTOMOBILE RECEIVABLES AND ALLOWANCE FOR CREDIT LOSSES (CONTINUED)

      Changes in the allowance for credit losses are summarized as follows:

                                                         December 31,
                                                    1997              1996
                                                -------------     -------------

      Balance at beginning of period .......     $  2,041,311      $      5,666
     Provision for credit losses ...........       21,062,805         2,236,405
     Charged-off automobile receivables ....       (8,290,648)         (200,953)
     Recoveries ............................        1,066,844               193
     Allowance released with
Securitization .............................       (5,700,104)             --
                                                 ------------      ------------
     Balance at end of period ..............     $ 10,180,208      $  2,041,311
                                                 ============      ============

      The Company's automobile receivables consist of individual consumer installment contracts secured by motor vehicles and as such are susceptible to overall economic trends.

3.    PROPERTY AND EQUIPMENT

      Property and Equipment consisted of the following:
                                                         December 31,
                                                    1997              1996
                                                -------------     -------------
 Computer equipment ......................       $ 2,203,991        $   973,093
Leasehold improvements ...................           898,693            296,242
Furniture and other equipment ............         1,330,680            404,218
                                                 -----------        -----------
  Total cost .............................         4,433,364          1,673,553
Less:  accumulated depreciation
  and amortization .......................        (1,374,428)          (402,135)
                                                 -----------        -----------
Property & equipment, net ................       $ 3,058,936        $ 1,271,418
                                                 ===========        ===========

      Depreciation and amortization expense for the years ended December 31, 1997 and December 31, 1996 was $1,078,311 and $354,726, respectively.

4.    RELATED PARTY TRANSACTIONS

      The Company has an $85 million Promissory Note ("Note") with the Parent at a fixed interest rate of 6.25%. This Note may be drawn upon by the Company at any time, and may be paid in part or in full at any time. The Note matures on December 31, 1998. As of December 31, 1997, the Company had outstanding debt payable to the Parent of $61,500,000. In addition, the Company has a $3 million line of credit with an affiliate at a fixed interest rate of 9%. This line of credit may be drawn upon by the Company at any time, and may be paid in part or in full at any time. The line of credit matures on May 24, 1998. During the year ended December 31, 1997, the Company received no advances related to this line of credit.

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1997 AND AUGUST 31, 1998 (UNAUDITED)

4.     RELATED PARTY TRANSACTIONS (CONTINUED)

      The Company has entered into an Administrative Services Agreement with an affiliate to provide the Company with marketing and sales assistance, accounting, human resource activities, legal services and such other services as the parties mutually agree to for a monthly fee calculated as one-twelfth of one percent of the outstanding principal balance of automobile receivables purchased and/or serviced by the Company. Amounts paid under the provisions of this agreement for the years ended December 31, 1997 and December 31, 1996 were $1,289,926 and $101,486, respectively.
      Beginning in 1997, the Company began paying a management fee to the Parent. For the year ended December 31, 1997 the management fee paid to the Parent was $292,267.

      At December 31, 1997 and 1996, the Company had accrued $2,731,142 and $1,898,619, respectively of current tax benefit receivable from the Parent under a tax sharing agreement.

5.    INCOME TAXES

      The current and deferred income tax benefits are as follows:

                                                          December 31,
Current:                                            1997                 1996
                                                 ----------           ----------
  Federal ............................           $2,718,464           $1,899,788
  State ..............................                 --                   --

                                                 ----------           ----------
Total Current ........................           $2,718,464           $1,899,788
                                                 ----------           ----------
Deferred:

  Federal ............................           $2,728,102           $  596,462
  State ..............................                 --                   --
                                                 ----------           ----------
Total Deferred .......................           $2,728,102           $  596,462
                                                 ----------           ----------
Income Tax Benefit ...................           $5,446,566           $2,496,250
                                                 ==========           ==========

      For the years ended December 31, 1997 and December 31, 1996, the effective tax rate of the Company approximated statutory rates.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities, which represent the difference between the amount reported for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's net deferred tax assets were as follows:

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1997 AND AUGUST 31, 1998 (UNAUDITED)

5.    INCOME TAXES (CONTINUED)


                                                          December 31,
                                                     1997               1996
                                                 -----------        -----------
Deferred tax assets:
   Software expense ......................       $   277,629        $   153,234
   Credit loss provision .................         5,558,109            714,459
   Accrued expenses ......................           155,918            101,500
   Depreciation of property
    and equipment ........................            96,630             21,727
                                                 -----------        -----------
     Total deferred tax assets ...........         6,088,286            990,920
Deferred tax liabilities:
   Gain on loan securitization ...........        (1,396,560)              --
   Contract acquisition costs ............        (1,183,686)          (210,982)
                                                 -----------        -----------
     Net deferred tax asset ..............       $ 3,508,040        $   779,938
                                                 ===========        ===========

6.    EMPLOYEE BENEFITS

      The Company participates in a noncontributory defined benefit pension plan of the Parent covering substantially all employees. Benefits are based on certain years of service and the employee's compensation during certain such years of service.

      The Company's funding policy is to contribute amounts to the plan, through the Parent, sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate from time to time up to the maximum permitted. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

      The Company, through the Parent, has a contributory profit sharing plan covering substantially all employees that provides benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of the participant's death.

      During 1997 the Company implemented a long-term incentive plan. This plan is designed to compensate key management positions based upon the performance of the Company. Awards are made annually and vest over four years. As of December 31, 1997 these awards had no value.

7.    COMMITMENTS AND CONTINGENT LIABILITIES

      The Company, through the Parent, leases its corporate offices under noncancelable operating lease agreements with initial terms ranging from one to five years. These leases generally require the Company to reimburse the landlord for certain common area expenses, such as real estate taxes, utilities and maintenance. Such expenses are included in rent expense. Charges to expense with respect to all operating leases totaled $1,036,870 and $274,076 for the year end December 31,

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1997 AND AUGUST 31, 1998 (UNAUDITED)

7.     COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

      1997 and December 31, 1996 respectively. As of December 31, 1997, the future minimum lease payments for noncancelable operating leases were as follows:

                      1998 ..................  $1,046,476
                      1999 ..................     193,132
                      2000 ..................     144,849
                      2001 ..................        --
                      2002 and thereafter ...        --
                                               ----------
                      Total..................  $1,384,457
                                               ==========

8.     CAPITAL COMMITMENT

      The Parent has entered into an agreement with the Company to provide operating capital in an aggregate amount not exceeding $80,000,000 for the purpose of supporting the Company's operations and obligations. During the year, the Company received capital contributions in the amount of $40,261,369 and returned $20,000,000 to the Parent. At December 31, 1997 the Parent's contributed capital equaled $60,000,000.

9.     DEBT

      During 1997 the Company entered into a warehouse loan facility with Prudential Securities Credit Corp. which allows the Company to borrow up to $200 million, subject to a defined borrowing base. Aggregate borrowings of $20,000,000 were outstanding as of December 31, 1997. Borrowings under the facility are collateralized by certain auto loan receivables and bear interest at LIBOR plus 1.0%. This facility was renegotiated effective December 31, 1997 and allows the Company to borrow up to $150 million, subject to a defined borrowing base and portfolio performance. Borrowings under this facility will be collateralized by certain auto loan receivables and bear interest at LIBOR plus 0.75%. This facility expires July 31, 1998.

10.    SECURITIZATION OF AUTOMOBILE RECEIVABLES

      On September 25, 1997, the Company completed the sale of $57,001,040 of automobile receivables to ALAC Automobile Receivables Trust 1997-1. The proceeds received by the Company were used to repay indebtedness to the Parent. The Company recognized a gain on the sale of automobiles in the amount of $5,280,066.

      For this transaction, the Company is required to establish and maintain a cash reserve and collection account with a trustee with respect to the securitized pool of automobile receivables. The amounts set aside would be used to supplement certain shortfalls in payments, if any, to investors. These balances are subject to an increase up to a maximum amount as specified in the securitization indenture and are invested in certain instruments as permitted by the trust agreement. To the extent balances on deposit exceed specified levels, distributions are made to the Company and, at the

                         AUTO LENDERS ACCEPTANCE CORPORATION
                     (A WHOLLY OWNED SUBSIDIARY OF FORTIS, INC.)

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1997 AND AUGUST 31, 1998 (UNAUDITED)

10.    SECURITIZATION OF AUTOMOBILE RECEIVABLES (CONTINUED)

      termination of the transaction, any remaining amounts on deposit are distributed to the Company. Such amounts are included in restricted cash and totaled $570,010 at December 31, 1997.

11. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - AUGUST 31, 1998 (UNAUDITED)

      On February 2, 1998, the Company completed the sale of $63,920,833 of automobile receivables to ALAC Automobile Receivables Trust 1998-1. The proceeds received by the Company were used to repay indebtedness to the Parent. The Company recognized a gain on the sale of automobiles in the amount of $3,550,342.

      For this transaction, the Company is required to establish and maintain a cash reserve and collection account with a trustee with respect to the securitized pool of automobile receivables. The amounts set aside would be used to supplement certain shortfalls in payments, if any to investors. These balances are subject to an increase up to a maximum amount as specified in the securitization indenture and are invested in certain instruments as permitted by the trust agreement. To the extent balances on deposit exceed specified levels, distributions are made to the Company and, at the termination of the transaction, any remaining amounts on deposit are distributed to the Company. Such amounts are included in restricted cash and totaled $2,556,833 at August 31, 1998.